UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 17, 2005
Innovo Group Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178

(Commission File Number)	(IRS Employer Identification No.)

5901 South Eastern Avenue, Commerce, California	90040

(Address of Principal Executive Offices)	(Zip Code)
(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K (the “Amendment No. 1”) is filed for the purpose of amending the Current Report on Form 8-K, (the “Form 8-K”), filed with the Securities and Exchange Commission (the “Commission”), on May 18, 2005 by Innovo Group Inc. (the “Company”). This Amendment No. 1 is filed to include disclosure under Items 1.01, 2.01 and 9.01(a) and (b) related to the sale of certain assets of the Company’s craft and accessory subsidiary completed on May 17, 2005 and previously reported as part of the Company’s discontinued operations beginning with its Annual Report on Form 10-K for the fiscal year ended November 27, 2004. This Amendment No. 1 is being filed due to a further evaluation of the transaction by the Company in response to a comment letter from the Commission.
ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.01 Completion of Acquisition or Disposition of Assets
As previously reported in our Current Report on Form 8-K filed on May 18, 2005, on May 17, 2005, the Company disposed of certain assets of its craft and accessories subsidiary.
On May 17, 2005, the Company and its wholly owned subsidiary, Innovo Inc., (“Innovo”) entered into a definitive asset purchase agreement (the “Agreement”) with Loew-Cornell, Inc. (“Buyer”) to sell certain assets, property and goodwill related to the business of licensing, distributing, marketing, and selling certain craft and accessory products, including, without limitation, tote bags, aprons, and canvas products (the “Business”) conducted by Innovo.
The Buyer and the Company had no prior material relationship except with respect to the transaction.
The assets sold pursuant to the Agreement included all inventory held for resale by the Business as of the closing date, the assigned contracts which consisted of unfulfilled customer purchaser orders, unfulfilled supplier purchase orders on hand, in transit or in progress, and other tangible and intangible assets related to producing the products for the Business (the “Assets”). The aggregate purchase price for the Assets was $1,650,000 in cash subject to adjustment in the event that the inventory did not meet certain inventory thresholds after inspection and a holdback amount. The purchase price was not adjusted and paid in full by the Buyer.
The Agreement contained customary representations and warranties by the Company and Innovo related to the authority to enter into the Agreement and the transaction, information provided to Buyer during the course of negotiations related to the Agreement, title to and condition of the property to be transferred, and information related to the conduct of the Business up to the closing date. The Agreement also contained certain customary representations and warranties by the Buyer and indemnification provisions and confidentiality provisions. In addition, the Company agreed to a non-compete provision whereby the Company would not accept or solicit any competitive business from a customer, known prospective customer or supplier of Buyer or Buyer’s parent company, Jarden Corporation, recruit, hire, solicit or otherwise induce any employee or consultant to terminate employment with Buyer or Buyer’s parent company for a period of five years from the closing date, or until May 17, 2010.
The preceding description of the Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the copy of the agreement which is filed herewith as Exhibit 2.1. Exhibit 2.1 is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits
(a)	Not applicable.

(b)	Pro Forma Financial Information.

The Pro Forma Financial Information with respect to the transaction described under Item 2.01 is filed herewith as Exhibit 99.1 and incorporated herein by reference.
(c)	Not applicable.

(d)	Exhibits

Exhibit
Number	Description

2.1	Asset Purchase Agreement by and among Loew-Cornell, Inc., Innovo, Inc. and Innovo Group Inc. dated May 17, 2005*

99.1	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations

Unaudited Pro Forma Consolidated Balance Sheet as of February 26, 2005

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of February 26, 2005

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended February 26, 2005 and year ended November 27, 2004

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the three months ended February 26, 2005 and year ended November 27, 2004
* The Company has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the Commission copies of any of the omitted schedules and exhibits upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVO GROUP INC. (Registrant)
Date: March 14, 2007	By:	/s/ Marc Crossman
Marc Crossman
Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Exhibit Index

Exhibit
Number	Description

2.1	Asset Purchase Agreement by and among Loew-Cornell, Inc., Innovo, Inc. and Innovo Group Inc. dated May 17, 2005

99.1	Unaudited Pro Forma Consolidated Balance Sheet and Statement of Operations

Unaudited Pro Forma Consolidated Balance Sheet as of February 26, 2005

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of February 26, 2005

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended February 26, 2005 and year ended November 27, 2004

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the three months ended February 26, 2005 and year ended November 27, 2004

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